SINCLAIR BROADCAST GROUP, INC.
                             ARTICLES SUPPLEMENTARY
                SERIES D CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

       Sinclair Broadcast Group, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Company"), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

       FIRST: Pursuant to authority expressly vested in the Board of Directors of the Company (the "Board of Directors") by Article Sixth of the Charter of the Company, the Board of Directors has duly divided and classified 3,450,000 shares of the Preferred Stock of the Company into a series designated "Series D Convertible Exchangeable Preferred Stock" and has provided for the issuance of such series.

       SECOND: The terms of the Series D Convertible Exchangeable Preferred Stock (the "Convertible Exchangeable Preferred Stock"), par value of $.01 per share, as set by the Board of Directors are as follows:

       1. Designation and Amount. The shares of such series shall be designated as "Series D Convertible Exchangeable Preferred Stock" and the number of shares constituting such series shall initially be 3,450,000 subject to increase or decrease by action of the Board of Directors effectuated by further Articles Supplementary. The liquidation preference of the Convertible Exchangeable Preferred Stock shall be $50 per share (the "Liquidation Preference").

       2. Ranking. The Convertible Exchangeable Preferred Stock will rank (i) junior in right of payment to all indebtedness of the Company and the Subsidiaries; (ii) senior in right of payment to all Common Stock of the Company; (iii) pari passu with the Company's Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"); and (iv) senior to the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") except that upon the


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termination of Mr. Barry Baker's ("Mr.  Baker's")  employment agreement dated as of April 10, 1996, between Mr. Baker and the Company as in existence on the date hereof (the "Employment Agreement") prior to May 31, 2001 (the expiration date of the initial five-year agreement term under the Employment Agreement), (i) by the Company for any reason other than "for cause" as defined in the Employment Agreement, or (ii) by Mr. Baker under Section 10.3.1 of the Employment Agreement (clauses (i) and (ii) referred to as the "Termination Conditions"), then the Convertible Exchangeable Preferred Stock and the Series C Preferred Stock will rank pari passu with the Series B Preferred Stock in respect of dividend and distributions upon liquidation, dissolution and winding-up of the Company. The Company hereby declares the Series C Preferred Stock and the Convertible Exchangeable Preferred Stock to be "New Securities" and the Company shall not declare more than $400 million aggregate liquidation value of equity securities, including the Series C Preferred Stock and the Convertible Exchangeable
Preferred Stock, as New Securities under the Series B Preferred Stock for purposes of the Articles Supplementary relating to the Series B Preferred Stock.

       3. Dividends.

       3.1 Beginning on the date of issuance of the Convertible Exchangeable Preferred Stock, registered holders of record ("Holders") of Convertible Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on the Convertible Exchangeable Preferred Stock, of $3.00 per share annually, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a "Dividend Payment Date"), commencing on December 15, 1997. Such dividends will accrue and be cumulative from the most recent Dividend Payment Date or, if none has been paid, from the date of first issuance of the Convertible Exchangeable Preferred Stock and will be payable to Holders of Convertible Exchangeable Preferred Stock on the March 1, June 1, September 1 and December 1 next preceding each such Dividend Payment Date, respectively. In the event that any date on which dividends are otherwise payable on the Convertible Exchangeable Preferred Stock is not a Business Day, payment of the dividends payable will be made on the next succeeding day that is a Business Day without any additional amounts required to be paid; provided that dividends will accrue and be cumulative from Dividend Payment Dates and not from the date of payment.

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       3.2 The Convertible Exchangeable Preferred Stock will have priority as to dividends over the Class A Common Stock, the Class B Common Stock and any other series or class of the Company's stock that ranks junior to the Convertible Exchangeable Preferred Stock, as to dividends ("Junior Dividend Stock"). The Company's Series B Preferred Stock is Junior Dividend Stock except as described in the following paragraph. No dividend (other than dividends payable solely in Common Stock, any Junior Dividend Stock or warrants or other rights to acquire such Common Stock or Junior Dividend Stock) may be paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Company of, the Common Stock or Junior Dividend Stock unless all accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock, including the full dividend for the then-current quarterly dividend period and any Additional Dividends (as defined herein), shall have been paid or declared and set apart for payment without interest.

       Except as provided below, the Company may not pay dividends on any class or series of stock having parity with the Convertible Exchangeable Preferred Stock as to dividends ("Parity Dividend Stock") unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Convertible Exchangeable Preferred Stock. The Company's Series C Preferred Stock is Parity Dividend Stock and, if Mr. Baker's employment with the Company is terminated pursuant to the Termination Conditions prior to May 31, 2001, the Series B Preferred Stock would be also Parity Dividend Stock. In addition, except as provided below, the Company may not pay dividends on the Convertible Exchangeable Preferred Stock unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior dividend payment periods on the Parity Dividend Stock. Whenever all accrued dividends are not paid in full on Convertible Exchangeable Preferred Stock and on any Parity Dividend Stock, all dividends declared on the Convertible Exchangeable Preferred Stock





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and the Parity  Dividend  Stock will be  declared  and made pro rata so that the amount of dividends declared on the Convertible Exchangeable Preferred Stock and the Parity Dividend Stock will bear the same ratio that accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock and the Parity Dividend Stock bear to each other.

       The Company may not purchase any shares of the Convertible Exchangeable Preferred Stock or any Parity Dividend Stock (except for consideration payable in Common Stock or Junior Dividend Stock) or redeem fewer than all the shares of the Convertible Exchangeable Preferred Stock and Parity Dividend Stock then outstanding if the Company has failed to pay any accrued dividend on the Convertible Exchangeable Preferred Stock or any Parity Dividend Stock on a stated payment date. Notwithstanding the foregoing, in such event, the Company may purchase or redeem fewer than all the shares of the Convertible Exchangeable Preferred Stock and Parity Dividend Stock if such repurchase or redemption is made pro rata so that the amounts purchased or redeemed bear to each other the same ratio that the required redemption payments on the shares of the Convertible Exchangeable Preferred Stock and any Parity Dividend Stock then outstanding bear to each other.

       If the Company hereafter issues any series or class of stock that ranks senior as to dividends to the Convertible Exchangeable Preferred Stock ("Senior Dividend Stock") and fails to pay or declare and set apart for payment accrued and unpaid dividends on any Senior Dividend Stock (except to the extent allowed by the terms of the Senior Dividend Stock), the Company may not pay or declare and set apart for payment any dividend on the Convertible Exchangeable Preferred Stock unless and until all accrued and unpaid dividends on the Senior Dividend Stock, including the full dividends for the then-current dividend period, have been paid or declared and set apart for payment without interest.

       3.3 The dividend payable on Convertible Exchangeable Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any period shorter than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable on any scheduled Convertible Exchangeable Preferred Stock dividend that may be in arrears. All references to "dividends" shall include Additional Dividends (as defined below).

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       4. Optional Redemption Provisions.

       4.1 The Convertible Exchangeable Preferred Stock will be redeemable, at the Company's option, in whole or from time to time in part, at any time on or after September 20, 2000 (the date on which such Convertible Exchangeable Preferred Stock is redeemed, the "Redemption Date"), at the following redemption prices ("Redemption Prices") plus accrued and unpaid dividends (including Additional Dividends, if any), expressed on a per share basis, whether or not declared, to the date of redemption.

       If redeemed during the 12-month period beginning September 15 in the year indicated (September 20, in the case of 2000), the Redemption Price shall be:


                     Redemption                                  Redemption
                       Price                                        Price
        Year         per Share            Year                    per Share
        ----         ---------            ----                  ---------
        2000          $52.10             2004                     $50.90
        2001          51.80              2005                      50.60
        2002          51.50              2006                      50.30
        2003          51.20              2007 and thereafter       50.00


       If fewer than all the outstanding shares of Convertible Exchangeable Preferred Stock are to be redeemed, the Company will select those shares to be redeemed pro rata or in such other manner as the Board of Directors may reasonably determine to be equitable. In the event that the Company has failed to pay accrued and unpaid dividends (including Additional Dividends, if any) on the Convertible Exchangeable Preferred Stock, it may not redeem less than all of the outstanding shares of the Convertible Exchangeable Preferred Stock until all such accrued and unpaid dividends have been paid in full.

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       4.2  Notice  of  Redemption.  Notice  of  redemption  shall  be  given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days' prior to the Redemption Date, to each Holder of the Convertible
Exchangeable Preferred Stock to be redeemed, at his address appearing in the security register. The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder of Convertible Exchangeable Preferred Stock receives such notice. In any case, failure to give such notice to any Holder of Convertible Exchangeable Preferred Stock designated for redemption as a whole or in part, or any defect in any such notice, shall not affect the validity of the proceedings for the redemption of such Convertible Exchangeable Preferred Stock.

       All notices of redemption shall state the following and may contain such other information as the Company deems advisable:

            (a) the Redemption Date;

            (b) in the case of shares of the Convertible Exchangeable Preferred Stock to be redeemed in part, the number of such shares of Convertible Exchangeable Preferred Stock held by such Holder to be redeemed;

            (c) the place or places where the certificates representing the Convertible Exchangeable Preferred Stock are to be surrendered for payment of the Redemption Price; and

            (d) that dividends on shares of Convertible Exchangeable Preferred Stock to be redeemed shall cease to accrue on such Redemption Date (except as otherwise provided herein).

       4.3 Procedure for Redemption. On or after the Redemption Date, each Holder of shares of Convertible Exchangeable Preferred Stock called for redemption must present and surrender his or her certificate or certificates for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state) to the Company at the place designated in the notice of such redemption and thereupon the Redemption Price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case fewer that all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Company representing the unredeemed shares. If a notice of redemption shall have been given as provided in Section 4.1 above, and the funds necessary for redemption (including an amount in respect of all accrued and unpaid dividends that will accrue to the Redemption Date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the Holders of Convertible Exchangeable Preferred Stock called for redemption, then dividends shall cease to accrue on the Redemption Date on the shares to be redeemed and, at the close of business on the date on, or when, such funds were segregated and set apart, the Holders of

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       Convertible Exchangeable Preferred Stock to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the Redemption Price for such shares, except the conversion rights to the extent described below and the right to receive the Redemption Price plus accrued and unpaid dividends (including Additional Dividends, if any), whether or not declared, to the Redemption Date, without interest.

       5. Liquidation Preference. In the case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, subject to the payment in full, or until provision has been made for the payment in full of all claims of creditors of the Company, and subject to payment of the liquidation preference of any series or class of stock that ranks senior as to liquidation rights to the Convertible Exchangeable Preferred Stock ("Senior Liquidation Stock"), if any, (i) Holders of Convertible Exchangeable Preferred Stock shall be entitled to receive the Liquidation Preference of $50.00 per share, plus an amount equal to any accrued and unpaid dividends (including Additional Dividends, if any), whether or not declared, to the payment date, before any payment or distribution is made to the holders of Common Stock or any other series or class of stock hereafter issued that ranks junior as to liquidation rights to the Convertible Exchangeable Preferred Stock ("Junior Liquidation Stock"), and (ii) Holders of Convertible Exchangeable Preferred Stock will not be entitled to receive the Liquidation Preference of their shares until the liquidation preference of any other series or class of stock hereafter issued that ranks senior as to liquidation rights to the Convertible Exchangeable Preferred Stock ("Senior Liquidation Stock"), if any, has been paid in full. The Holders of Convertible Exchangeable Preferred Stock and any series or class of stock hereafter issued that ranks on a parity as to the liquidation rights with the Convertible Exchangeable Preferred Stock ("Parity Liquidation Stock") are entitled to share ratably, in accordance with the respective preferential amounts payable on their stock, in any distribution (after payment of the liquidation preference on any Senior Liquidation Stock) that is not sufficient to pay in full the aggregate liquidation preference on both the Convertible Exchangeable Preferred Stock and the Parity Liquidation Stock. The Series C Preferred Stock is Parity Liquidation Stock and the Series B Preferred Stock is Junior Liquidation Stock except if Mr. Baker's employment is terminated pursuant to the Termination Conditions prior to May 31, 2001, in which case it would become Parity Liquidation Stock.

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       After payment in full of the liquidation  preference plus any accrued and unpaid dividends (including Additional Dividends, if any), on the Convertible Exchangeable Preferred Stock, the Holders of Convertible Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another entity nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

       6. Voting Rights.

       6.1 The Holders of Convertible Exchangeable Preferred Stock will have no voting rights except as described below or as required by law. If entitled to voting rights, each Holder of Convertible Exchangeable Preferred Stock will be entitled to one vote for each $50 aggregate Liquidation Preference of Convertible Exchangeable Preferred Stock held by such Holder.

       6.2 Notwithstanding the previous sentence, whenever dividends on the Convertible Exchangeable Preferred Stock are in arrears in aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the size of the Company's Board of Directors will be increased by two, and the Holders of Convertible Exchangeable Preferred Stock, voting separately as a class, will be entitled to select the two additional directors (the "Preferred Directors") to the Board of Directors at (i) any annual meeting of stockholders at which directors are to be elected held during the period when the dividends remain in arrears or (ii) at a special meeting of stockholders called by the Company at the request of the Holders of the Convertible Exchangeable Preferred Stock; provided, that, at any time when shares of Convertible Exchangeable Preferred Stock are outstanding and after the earlier of (i) the time when the Amended and Restated Articles of Incorporation of the Company (the "Amended Certificate") are amended to increase the number of directors that may be elected to the Board of Directors by two or two directors have resigned as contemplated by the next succeeding paragraph and (ii) one year after the Issue Date, if additional directors are not then holding office pursuant to this Section 6.2, the number of directors at any such time constituting the Board of Directors may not exceed the number which is two less than the maximum number of directors then specified in the Amended Certificate. These voting rights will terminate when all dividends in arrears and for the current quarterly period have been paid in full or declared and set apart for payment. The term of office of the additional directors so elected will terminate immediately upon that payment or provision for payment.

       The Company shall, (a) within one year after the Issue Date, either cause the Amended Certificate to be amended to increase the maximum number of directors by two or

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cause two  directors  to resign,  and (b) comply  with the  proviso in the prior paragraph.  If it shall fail to do so,  then the  Company  shall pay  additional
dividends   ("Additional   Dividends")   to  the  Holders  of  the   Convertible
Exchangeable   Preferred  Stock.   Additional  Dividends  shall  accrue  on  the
Convertible Exchangeable Preferred Stock over and above the stated payment rates thereon at a rate of .50% per annum for the first 90 days immediately following the first anniversary of the Issue Date or the date of the breach of the proviso of the prior paragraph, as the case may be, with such Additional Dividend rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Dividend rate on any shares of the Convertible Exchangeable Preferred Stock may not exceed 1.5% per annum; and provided further, that when the Amended Certificate has been so amended or such directors have resigned and the breach has been cured, Additional Dividends shall cease to accrue.

       Any Additional Dividends will be payable in cash on the various payment dates related to the Convertible Exchangeable Preferred Stock. The Additional Dividends will be determined by multiplying the applicable Additional Dividend rate by the Liquidation Preference multiplied by a fraction, the numerator of which is the number of days such Additional Dividend rate was applicable during such period, and the denominator of which is 360.

       6.3 Each Preferred Director elected by the Holders of the Convertible Exchangeable Preferred Stock pursuant to Section 6.2 shall continue to serve as director for a term of one year, except that upon termination of the right of Holders of the Convertible Exchangeable Preferred Stock as a class to elect two directors as provided herein, the term of office of such directors shall automatically terminate. The Preferred Directors may be removed by, and except as provided in the immediately preceding sentence shall not be removed except by, the vote of the Holders of a majority of the outstanding Liquidation Preference present (in person or by proxy) and voting separately as a single class at a meeting of such stockholders, or at any meeting of the Holders of the Convertible Exchangeable Preferred Stock called for that purpose, or by written consent signed by the Holders of a majority of the outstanding Liquidation Preference. In the event that one or both of the Preferred Director positions are vacant for any reason other than the termination of the right of the Holders of Convertible Exchangeable Preferred Stock to elect the Preferred Directors, the Holders of a majority of the outstanding

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Liquidation  Preference  shall be  permitted  to elect a  sufficient  number  of directors to fill such vacancies.

       6.4 So long as the right of the Holders of Convertible Exchangeable Preferred Stock described in this Section 6 to vote for directors continues, the Secretary of the Company or the person performing the functions of the secretary of the Company shall call, upon the written request of any Holder of Convertible Exchangeable Preferred Stock addressed to him or her at the principal office of the Company or, if such a request is not made, upon his or her own motion, a special meeting of the Holders of such shares of Convertible Exchangeable Preferred Stock for the election of such directors, as provided herein. Such meeting shall be held not less than 20 or more than 45 days after the accrual of such voting rights, at the place and upon the notice provided by law and in the By-Laws of the Company for the holding of meetings of shareholders.

       6.5 So long as any Convertible Exchangeable Preferred Stock is outstanding, the Company will not, without the affirmative vote or consent of the Holders of at least 66 2/3% of all outstanding shares of Convertible
Exchangeable Preferred Stock, (i) amend, alter or repeal (by merger or otherwise) any provision of the Amended Certificate or the By-Laws of the
Company  so  as  to  affect   adversely   the  relative   rights,   preferences,
qualifications, limitations or restrictions of the Convertible Exchangeable Preferred Stock, (ii) authorize any new class of Senior Dividend Stock, any Senior Liquidation Stock or any security convertible into or exchangeable for Senior Dividend Stock or Senior Liquidation Stock or (iii) effect any
reclassification  of  the  Convertible   Exchangeable  Preferred  Stock  or  any
reclassification of any capital stock into Senior Dividend Stock or Senior Liquidation Stock.

       7. Preemptive Rights. No shares of Convertible Exchangeable Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

       8. Conversion Rights.

       8.1 Conversion Privilege and Conversion Price. The Holder of any shares of Convertible Exchangeable Preferred Stock will have the right, at the Holder's option, to convert the Liquidation Preference thereof (or any portion thereof that is an integral multiple of $50) into shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock" and together with the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), the "Common Stock") at any time, initially at the conversion price of $45.625 per share of the underlying Class A Common Stock (subject to adjustments as described in paragraphs (a), (b), (c), (d), (e), (f) and (i) of Section 8.4 below); provided, that if Convertible

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Exchangeable Preferred Stock is called for redemption, the conversion right will terminate on the close of business on the second business day preceding the date fixed for redemption.

       8.2 Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Convertible Exchangeable Preferred Stock shall surrender such Convertible Exchangeable Preferred Stock, duly endorsed or assigned to the Company or in blank, to the Company, accompanied by written notice in a form acceptable to the Company that the Holder of Convertible Exchangeable Preferred Stock elects to convert such Convertible Exchangeable Preferred Stock or, if less than the entire Liquidation Preference amount thereof is to be converted, the portion thereof to be converted. Holders of Convertible Exchangeable Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. If shares of Convertible Exchangeable Preferred Stock not called for redemption are surrendered for conversion during the period between the close of business on any Dividend Record Date and the opening of business on any corresponding Dividend Payment Date such shares so surrendered must be accompanied by payment in same day funds of an amount equal to the dividend payable on such shares on such Dividend Payment Date and such shares will be entitled to such dividends. No such payment will be required to accompany shares of Convertible Exchangeable Preferred Stock called for redemption and surrendered during such period and which are not converted. A Holder of shares of Convertible Exchangeable Preferred Stock on a Dividend Record Date who (or whose transferee) tenders any such shares for conversion into shares of Class A Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Company on such shares of Convertible Exchangeable Preferred Stock on such date, and the converting Holder of Convertible Exchangeable Preferred Stock need not include payment of the amount of such dividend

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upon  surrender  of  shares  of  Convertible  Exchangeable  Preferred  Stock for conversion. Except as provided above, the Company will make no payment or allowance for accrued and unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Class A Common Stock issuable upon such conversion.

       Convertible Exchangeable Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Convertible Exchangeable Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Convertible Exchangeable Preferred Stock as Holders of Convertible Exchangeable Preferred Stock shall cease, and the Person or Persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes of the record holder or holders of such Class A Common Stock as and after such time. As promptly as practicable on or after the conversion date, the Company shall issue and deliver a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 8.3 below. In the case of any Convertible Exchangeable Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver to the Holder of Convertible Exchangeable Preferred Stock thereof, at the expense of the
Company, new Convertible Exchangeable Preferred Stock of authorized denominations in Liquidation Preference amounts equal to the unconverted portion of the Liquidation Preference of such Convertible Exchangeable Preferred Stock.
8.3 Fractions of Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of Convertible Exchangeable Preferred Stock. If more than one share of Convertible Exchangeable Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference (or specified portions thereof) so surrendered. Instead of any fractional share of such Class A Common Stock which would otherwise be issuable upon conversion of any Convertible Exchangeable Preferred Stock (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) at the close of business on the day of conversion (or, if such day is not a Trading Day (as hereinafter defined), on the Trading Day immediately preceding such day).

       8.4 Adjustment of Conversion Price. (a) In case the Company shall pay or make a dividend or other distribution on Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

       (b) Subject to paragraph (g) of this Section, in case the Company shall pay or make a dividend or other distribution on Common Stock consisting exclusively of, or shall otherwise issue to all holders of any class of Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (determined as provided in paragraph (h) of this Section) on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

       (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective. (d) Subject to the last sentence of this paragraph (d) and to paragraph (g) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of any class of Common Stock evidences of its indebtedness, shares of any class of its capital stock, cash or other assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, excluding any dividend or distribution paid exclusively in cash and excluding any dividend or distribution referred to in paragraph (a) of this Section), the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section, to the extent possible. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such rights or warrants or such convertible or exchangeable securities (making any conversion price reduction required by this paragraph (d)) immediately followed by (y) in the case of such shares of Common Stock or such rights or warrants, a dividend or distribution thereof (making any further conversion price reduction required by paragraph (a) and (b) of this Section, except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further conversion price reduction required by paragraph (a) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section).

       (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of any class of Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (d) of this Section or in connection with a transaction to which Section 8.10 applies) in an aggregate amount that, together with (A) the aggregate amount of any other distributions to all holders of any class of Common Stock made exclusively in cash within the 12 months preceding the date fixed for the determination of shareholders entitled to such distribution and in respect of which no conversion price adjustment pursuant to this paragraph (e) has been made previously and (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of such date of determination of consideration payable in respect of any tender offer by the Company or a Subsidiary for all or any portion of
Common Stock consummated within the 12 months preceding such date of determination and in respect of which no conversion price adjustment pursuant to paragraph (f) of this Section has been made previously, exceeds 12.5% of the product of the Closing Price on such date of determination times the number of shares of Common Stock outstanding on such date, the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph
(h) of this Section) on such date less the amount of cash to be distributed at such time and the amounts referred to in clauses (A) and (B) above applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day after such date. (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the Expiration Time of the other consideration paid in respect of any other tender offer by the Company or a Subsidiary for all or any portion of Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to this paragraph (f) has been made previously and (B) the aggregate amount of any distributions to all holders of any class of Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to paragraph (e) of this Section has been made previously, exceeds 12.5% of the product of the Closing Price immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (x) the product of the Current Market Price (determined as provided in paragraph (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares at the Expiration Time minus (y) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders upon consummation of such tender offer and the amounts referred to in (A) and (B) above and the denominator shall be the product of (A) such Current Market Price times (B) such number of outstanding shares at the Expiration Time minus the number of shares accepted for payment in such tender offer (the "Purchased Shares"), such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, that if the number of Purchased Shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this paragraph (f) shall, pending such final determination, be made based upon the preliminarily announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this paragraph (f) shall be made based upon the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

       (g) The reclassification of any class of Common Stock into securities which include securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 8.10 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of such class of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to such distribution" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section).

       Rights or warrants issued by the Company to all holders of any class of Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights or warrants (i) are deemed to be transferred with such shares of Common Stock,
(ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 8.4 not be deemed issued until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Articles Supplementary are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this
Section 8.4 was made, (1) in the case of any such rights or warrant which shall all have been redeemed or repurchased without exercise by any Holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

       (h) For the purpose of any computation under this paragraph and paragraphs (b), (d) and (e) of this Section, the current market price per share of Common Stock (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days before, and ending not later than, the date in question; provided, however, that if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the 5th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. For the purpose of any computation under paragraph (f) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days commencing on or after the latest (the "Commencement Date") of (x) the date of commencement of the tender offer requiring such computation and (y) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered; provided, further, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. The closing price for any Trading Day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market's National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market and the term "'ex' date," (A) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (B) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (C) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the last time that tenders may be made pursuant to such tender offer (as it shall have been amended).

       (i) The Company may make such reductions in the conversion price, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section, (i) to the extent permitted by law, by any amount for any period of at least 20 days or (ii) as it considers to be advisable (as evidenced by a Board Resolution) in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event. Whenever the conversion price is reduced pursuant to the preceding sentence, the Company shall mail to Holders of Convertible Exchangeable Preferred Stock a notice of reduction at least 15 days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will take effect.

       (j) No adjustment in the conversion price shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (j)) would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

       (k) Notwithstanding any other provision of this Section 8.4, no adjustment to the conversion price shall reduce the conversion price below the then par value per share of the Class A Common Stock, and any such purported adjustment shall instead reduce the conversion price to such par value. The Company hereby covenants not to take any action to increase the par value per share of the Class A Common Stock.

       8.5 Notice of Adjustments of Conversion Price. Whenever the conversion price is adjusted as herein provided:

            (a) the Company shall compute the adjusted conversion price in accordance with Section 8.4 and shall prepare an Officers' Certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based; and

            (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to all Holders of Convertible Exchangeable Preferred Stock at their last addresses as they shall appear in the security register. In the case of any adjustment pursuant to Section 8.4(h)(i), such notice shall be mailed at least 15 days before the date the reduced conversion price shall take effect and shall state the reduced conversion price and the period it will be in effect.

       8.6 Notice of Certain Corporate Action. In case:

            (a) the Company shall declare a dividend (or any other distribution) on Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a conversion price adjustment pursuant to paragraph (e) of Section 8.4; or (b) the Company shall authorize the granting to the holders of any class of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding shares of capital stock or option for capital stock issued pursuant to a benefit plan for employees, officers or directors of the Company); or (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
       (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor); then the Company shall cause to be mailed to all Holders of Convertible Exchangeable Preferred Stock at their last addresses as they shall appear in the security register, at least 21 days (or 11 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 8.6.

       8.7 Company to Reserve Class A Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Class A Common Stock or out of the Class A Common Stock held in treasury, for the purpose of effecting the conversion of Convertible Exchangeable Preferred Stock, the full number of shares of Class A Common Stock then issuable upon the conversion of all outstanding Convertible Exchangeable Preferred Stock. Shares of Class A Common Stock issuable upon conversion of outstanding Convertible Exchangeable Preferred Stock shall be issued out of the Class A Common Stock held in Treasury to the extent available.

       8.8 Taxes on Conversions. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Convertible Exchangeable Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that of the Holder of Convertible Exchangeable Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

       8.9 Covenant as to Class A Common Stock. The Company covenants that all shares of Class A Common Stock which may be issued upon conversion of

Convertible Exchangeable Preferred Stock will upon issue be fully paid and nonassessable and, except as provided in Section 8.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

       8.10 Provisions of Consolidation, Merger or Sale of Assets. In case of any reclassification of the Class A Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Class A Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Class A Common Stock is converted into other securities, cash or other property, then the Holder of Convertible Exchangeable Preferred Stock then outstanding shall have the right thereafter, during the period that the Convertible Exchangeable Preferred Stock shall be convertible, to convert that Convertible Exchangeable Preferred Stock only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock into which the Convertible Exchangeable Preferred Stock would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. The kind and amount of securities into or for which the shares of Convertible Exchangeable Preferred Stock will be convertible or redeemable after consummation of such transaction will be subject to adjustment as described above following the date of consummation of such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing and the surviving corporation in any such transaction agrees in writing to comply with the terms of the foregoing.

       9. Exchange Rights. The Company may, at its option, on any scheduled Dividend Payment Date on or after December 15, 2000, exchange the Convertible Exchangeable Preferred Stock, in whole but not in part, for debentures (the "Exchange Debentures") the terms and conditions of which are set forth in the indenture relating to or for such Exchange Debentures attached hereto as Exhibit A (the "Exchange Debenture Indenture"); provided that (i) on the date of such exchange there are no accumulated and unpaid dividends (whether or not declared) (including Additional Dividends, if any) on the Convertible Exchangeable Preferred Stock which are not being simultaneously paid with such exchange (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be legally available funds sufficient for any such dividends; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debenture Indenture) would exist under the Exchange Debenture Indenture; and
(iv) no default or event of default would exist under the Existing Indentures or the Bank Credit Agreement. Holders of Convertible Exchangeable Preferred Stock so exchanged will be entitled to receive, subject to the succeeding sentence, $1,000 principal amount of Exchange Debentures for each $1,000 of liquidation preference of Convertible Exchangeable Preferred Stock held by such Holders at the time of exchange plus an amount per share in cash equal to all accrued but unpaid dividends thereon to the date of exchange. Exchange Debentures will be issued (i) only in denominations of $1,000 and integral multiples thereof, with a single Exchange Debenture in an amount less than $1,000 if necessary to effectuate the transfer or exchange or (ii) in such other denominations as may be authorized by the Company for purposes of transfer or exchange. Following such exchange, all dividends on the Convertible Exchangeable Preferred Stock will cease to accrue, the rights of the Holders of Convertible Exchangeable Preferred Stock as stockholders of the Company shall cease and the person or persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated as the registered holder or holders of such Exchange Debentures. Notice of exchange will be mailed at least 30 days but not more than 60 days prior to the date of exchange to each Holder of Convertible Exchangeable Preferred Stock.

         10. Change of Control. (a) If a Change of Control occurs with respect to the Company, then shares of the Convertible Exchangeable Preferred Stock may be converted, at the option of the Holder thereof, at any time from the date of such Change of Control until the expiration of 45 days after the date of a notice by the Company to all Holders of the Convertible Exchangeable Preferred Stock of the occurrence of the Change of Control, into the number of shares of Class A Common Stock determined by dividing (i) the $50 liquidation preference of the Convertible Exchangeable Preferred

Stock, plus accrued and unpaid dividends, if any, up to but excluding the date of the Change of Control by (ii) the Adjusted Conversion Price (as defined below). The Adjusted Conversion Price is the greater of (i) the average of the Closing Price per share of the Class A Common Stock for the last five Trading Days before the Change of Control or (ii) $26.42, which amount shall be adjusted for stock splits and combinations occurring after September 16, 1997. The special conversion rights will exist upon the occurrence of any Change of Control, whether or not the transaction relating thereto has been approved by management of the Company and may not be waived by management. Exercise of the special conversion rights by the Holder of a share of Convertible Exchangeable Preferred Stock will be irrevocable. If the Change of Control involves a consolidation, merger or sale of assets of the Company, the Holders of Convertible Exchangeable Preferred Stock exercising their special conversion rights will be entitled to receive the same consideration as received for the number of shares of Class A Common Stock into which their shares of Convertible Exchangeable Preferred Stock would have been converted pursuant to the special conversion rights. These special conversion rights are in addition to the regular conversion rights set forth in Section 8 above.

         (b) The Company may, at its option, elect to pay Holders of the Convertible Exchangeable Preferred Stock exercising their special conversion rights an amount in cash equal to the $50 liquidation preference of the Convertible Exchangeable Preferred Stock, plus accrued and unpaid dividends (including Additional Dividends), if any, up to but excluding the date of the Change of Control, in which event no conversion pursuant to the exercise of the special conversion rights set forth in the preceding paragraph will occur, unless the Company defaults in making payment of such amounts.

         11. Miscellaneous Provisions. Shares of Convertible Exchangeable Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Maryland law, have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of preferred stock must be in compliance with the Articles Supplementary and except that such shares may not be reissued or sold as shares of Convertible Exchangeable Preferred Stock.

       12. Definitions. As used in these Articles Supplementary, the terms below shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

       "1997 Indenture" means the indenture pursuant to which the 1997 Notes were issued.

       "1997 Notes" means the 9% Senior Subordinated Notes due 2007.

       "Additional Dividends" has the meaning set forth in Section 6.2.

       "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Equity Interest or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "Bank Credit Agreement" means the Third Amended and Restated Credit Agreement, dated as of May 20, 1997, among the Company, the Subsidiaries of the Company identified on the signature pages thereof under the caption "Subsidiary Guarantors," the lenders named therein, and The Chase Manhattan Bank, as agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructuring, replacements, supplementations or other modifications of the foregoing). The term "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder.

         "Business  Day" means any day other than (x) a Saturday  or a Sunday or
(y) a day on which banking institutions in Maryland or the City of New York are authorized or obligated by law or executive order to remain closed or (z) a day on which the office of the transfer agent or an agent or affiliate thereof at which any particular time the transfer agency business for the purposes of the Convertible Exchangeable Preferred Stock shall be principally administered is closed for business.

         "Capital Lease Obligation" means any obligation under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

         "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board of directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment under the terms of the 1997 Indenture as in effect on September 23, 1997, without giving effect to any later amendments thereto (and such amount shall be treated as a Restricted Payment) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Article Eight of the 1997 Indenture.

       "Disqualified Equity Interests" means any equity interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are or upon the happening of an event or passage of time would be required to be redeemed prior to any Stated Maturity of the principal of the applicable security or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option or the holder thereof.

       "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in

(however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Existing  Indentures"  means the  indentures  relating  to the  Existing
Notes.

       "Existing Notes" means the Company's 10% Senior Subordinated Notes due 2003, the Company's 10% Senior Subordinated Notes due 2005 and the 9% Senior Subordinated Notes due 2007.

       "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

       "Film Contract" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

       "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which were in effect on the date of the 1993 Notes.

       "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other person referred to in the definition of Indebtedness contained herein and guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

       "Holder" or "Holders" has the meaning set forth in Section 3.1.

       "Indebtedness"  means, with respect to any Person,  without  duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person,
(v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include any obligations of the Company and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business.

       "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreement, as defined in the Bank Credit Agreement.

       "Issue Date" means September 23, 1997.

       "Junior Dividend Stock" has the meaning set forth in Section 3.2.

       "Junior Liquidation Stock" has the meaning set forth in Section 5.

       "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

       "Liquidation Preference" has the meaning set forth in Section 1.

       "Parity Dividend Stock" has the meaning set forth in Section 3.2.

       "Parity Liquidation Stock" has the meaning set forth in Section 5.

       "Permitted Holders" means as of the date of determination (i) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members of the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of any of the Persons described in clauses
(i), (ii) or (iv) or any trust for the benefit of such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses
(i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, who, in each case, at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.

       "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

       "Preferred Equity Interest," as applied to the Equity Interest of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

       "Restricted Subsidiary" means a Subsidiary subject to the covenants or events of default under agreements governing other indebtedness of the Company.

       "Senior Dividend Stock" has the meaning set forth in Section 3.2.

       "Senior Liquidation Stock" has the meaning set forth in Section 5.

       "Stated Maturity," when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

       "Subsidiary" of any Person means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries.

       "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

       IN WITNESS WHEREOF, Sinclair Broadcast Group, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on September 19, 1997.



WITNESS:                                        SINCLAIR BROADCAST GROUP, INC.


/s/ J. Duncan Smith                             By:/s/ David D. Smith
----------------------------                       -----------------------------
J. Duncan Smith, Secretary                           David D. Smith, President



       THE UNDERSIGNED, President of SINCLAIR BROADCAST GROUP, INC., who executed on behalf of the Corporation these Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                    /s/ David D. Smith
                                                   -----------------------------
                                                      David D. Smith, President

                   SINCLAIR BROADCAST GROUP, INC., as Issuer,


                                       and

                      FIRST UNION NATIONAL BANK, as Trustee



                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of __________, 1997



                                  $150,000,000

                 6% Convertible Subordinated Debentures due 2012

                                TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----


PARTIES.............................................................. 1

RECITALS............................................................. 1

ARTICLE ONE RELATION TO INDENTURE; GENERAL PROVISIONS ............... 2

    Section 101. Relation to Indenture............................... 2

    Section 102. General Provisions.................................. 2

ARTICLE TWO AMENDMENT TO THE INDENTURE............................... 3

    Section 201. Definitions......................................... 3

      "1997 Indenture"............................................... 3

      "Change of Control"............................................ 3

      "Existing Indentures".......................................... 4

      "Existing Notes"............................................... 4

      "Fair Market Value"............................................ 4

      "Issue Date"................................................... 4

      "Payment Default".............................................. 4

      "Permitted Holders"............................................ 4

      "Restricted Subsidiary"........................................ 4

      "Senior Indebtedness".......................................... 4

      "Senior Subordinated Indebtedness"............................. 5

    Section 202.  Other Definitions.................................. 5

    Section 203.  Establishment of Series............................ 5

    Section 204.  Form of Debt Securities...........................  7

    Section 205.  Conversion Rights................................. 14

    Section 206.  Remedies.......................................... 24

    Section 207.  Supplemental Indentures........................... 28

    Section 208.  Change of Control................................. 29

    Section 209.  Redemption of Debt Securities..................... 32

    Section 210.  Suspension of Payment When Senior Indebtedness
                  in Default.......................................  33

ARTICLE THREE MISCELLANEOUS......................................... 33

    Section 301.  Continued Effectiveness of Indenture.............. 33

    Section 302.  Purpose........................................... 34

    Section 303.  Rights of Trustee................................. 34

    Section 304.  Successors and Assigns............................ 34

    Section 305.  Separability Clause............................... 34

    Section 306.  Benefits of First Supplemental Indenture.......... 34

    Section 307.  Governing Law..................................... 34

    Section 308.  Counterparts...................................... 34

    Section 309.  Effect of Headings and Table of Contents.......... 34

TESTIMONIUM

SIGNATURES AND SEALS

ACKNOWLEDGMENTS

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of ________, 1997


     Trust Indenture Act Section
             Act Section                            Indenture Sectionct Section
             -----------                            ---------------------------





      ss. 310......................(a)                610, 611

      ss. 311......................(a)                612
      ss. 312......................(c)                702
      ss. 313......................(a)                703
      ss. 314......................(a)                704
               (a)(4)                                 1021
               (c)(1)                                 103
               (c)(2)                                 103
               (e)                                    103
      ss. 315......................(a)                602, 903

      ss. 316......................(a)

         FIRST SUPPLEMENTAL INDENTURE, dated as of _____, 1997 (the "First Supplemental Indenture"), between SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (the "Company") and FIRST UNION NATIONAL BANK, a national banking association organized under the laws of the United States of America, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has executed and delivered the Indenture, dated as of ________, 1997 (the "Base Indenture") to the Trustee to provide for the future issuance of the Company's unsecured subordinated debentures, notes or other evidence of indebtedness (the "Securities") thereto, to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture, as may thereafter be supplemented;

         Pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its "6% Convertible Subordinated Debentures due 2012" (the "Debt Securities"), the terms, provisions and conditions of such Debt Securities and the form thereof to be set forth as provided in the Base Indenture as supplemented by this First Supplemental Indenture;

         Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture without the consent of holders of Securities for, among other things, the purpose of establishing the forms and terms of securities of any series as permitted by Sections 201 and 301 thereof and to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities to be issued thereunder; and

         All things necessary to make the Debt Securities when executed by the Company and authenticated and delivered by the Trustee, the valid and binding obligations of the Company and to make this First Supplemental Indenture a valid and binding supplemental indenture and agreement according to its terms, have been done;

         NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Debt Securities by the holders thereof, and for the purpose of setting forth the terms, provisions and conditions of the Debt Securities and the form thereof, the Company covenants and agrees with the Trustee as follows:



                                   ARTICLE ONE

                    RELATION TO INDENTURE; GENERAL PROVISIONS

         Section 101. Relation to Indenture.

         This First Supplemental Indenture constitutes an integral part of the Base Indenture but is effective only with respect to the Debt Securities issued under the Indenture.

         Section 102. General Provisions.


         For all purposes of this First Supplemental Indenture:


              (a) references herein to the Indenture shall mean the Base Indenture as supplemented by this First Supplemental Indenture;

              (b) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise defined herein (in which case the definition set forth herein shall govern);

              (c) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

              (d) the singular includes the plural and vice versa;

              (e) headings are for convenience of reference only and do not affect interpretation;

              (f) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

              (g) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

              (h) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

              (i) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

                     ARTICLE TWO AMENDMENT TO THE INDENTURE

         Section 201. Definitions.

         Section 101 of the Indenture is amended so that the following definitions are amended, restated or added in alphabetical order:

         "1997 Indenture" means the Indenture, dated July 2, 1997, between the Company, the guarantors signatory thereto and the Trustee, under which the 9% Senior Subordinated Notes due 2007 were issued.

         "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where
(A) the outstanding Voting Stock of the Company is changed into or exchanged for
(x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment in accordance with Section 1009 of the 1997 Indenture as in effect on September 23, 1997, without giving effect to any later amendments thereto (and such amount shall be treated as a Restricted Payment subject to the provisions described under Section 1009 of the 1997 Indenture) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under Article Eight.

         "Existing Indentures" means the indentures relating to the Existing Notes.

         "Existing Notes" means the Company's 10% Senior Subordinated Notes due 2003, the Company's 10% Senior Subordinated Notes due 2005 and the Company's 9% Senior Subordinated Notes due 2007.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "Issue Date" means _____, 1997.

         "Payment Default" means any default in payment of principal of, premium, if any, or interest on any Senior Indebtedness.

         "Permitted Holders" means as of the date of determination (i) any of David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and
(ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.

         "Restricted Subsidiary" means a Subsidiary subject to the covenants or events of default under the agreements governing other indebtedness of the Company.

         "Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Debt Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company, (ii) Indebtedness outstanding under the Founders' Notes, (iii) existing and future Senior Subordinated Indebtedness of the Company and (iv) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Debt Securities, (ii) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11 of the United States Code, is without recourse to the Company, (iii) Indebtedness which is represented by Disqualified Equity Interests, (iv) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (v) Indebtedness of the Company to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, and (vi) Indebtedness owed by the Company for compensation to employees or for services.

         "Senior Subordinated Indebtedness" means the Existing Notes and all other Indebtedness ranking pari passu in right of payment with the Existing Notes.

         Section 202. Other Definitions.

         Section 102 of the Indenture is amended so that the following definitions are added in alphabetical order:


                                                              Defined in
                       Term                                    Section
                       ----                                   -----------
           "Change of Control Offer"                             1010
           "Change of Control Purchase Date"                     1010
           "Change of Control Purchase Notice"                   1010
           "Change of Control Purchase Price"                    1010


        Section 203. Establishment of Series.

         There is hereby established, pursuant to the authority granted under the Base Indenture, a series of Securities that shall be known and designated as the "6% Convertible Subordinated Debentures due 2012", of the Company. The Stated Maturity of the Debt Securities shall be September 15, 2012, and the Debt Securities shall each bear interest at the rate of 6% from ______, ____ or from the most recent Interest Payment Date to which interest has been paid, as the case may be, payable on December 15, ____ and quarterly thereafter on March 15, June 15, September 15 and December 15 in each year, until the principal thereof is paid or duly provided for.

         The aggregate principal amount of Debt Securities which may be authenticated and delivered is limited to $150,000,000 in principal amount of Debt Securities, except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities pursuant to Section 303, 304, 305, 306, 307, 906, 1010 or 1108 of the Base Indenture.

         The principal of, premium, if any, and interest on the Debt Securities shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that at the option of the Company interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register. If any of the Debt Securities are held by the Depositary, payments of interest may be made by wire transfer to the Depositary. The Trustee is hereby initially designated as the Paying Agent under this Indenture.

         Article Fourteen of the Indenture - Guarantees - shall not apply to the Debt Securities.

         Article Four of the Indenture - Defeasance and Covenant Defeasance - shall not apply to the Debt Securities.

         The Debt Securities shall be redeemable as provided in Article Eleven of the Indenture. The terms of redemption are set forth in the form of the Debt Security as set forth in Section 204 of this First Supplemental Indenture.

         The Debt Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Twelve of the Indenture.

         The Debt Securities shall be convertible into shares of the Company's Class A Common Stock as provided in Section 205 of this First Supplement Indenture.

         The Debt Securities shall be redeemable, at the option of the Holder, upon a Change of Control as provided in Section 208 of this First Supplemental Indenture.

        Section 204. Form of Debt Securities.

         (a) The form of the face of any Debt Security authenticated and delivered hereunder shall be substantially as follows:


                         SINCLAIR BROADCAST GROUP, INC.

                 6% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2012

          No.     ...................             $.................

         SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of United States dollars ($________) on September 15, 2012, at the office or agency of the Company referred to below, and to pay interest thereon from __________, ____, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March 15, June 15, September 15 and December 15, in each year, commencing __________, ____ at the rate of 6% per annum, in United States dollars, until the principal hereof is paid or duly provided for.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1, June 1, September 1 and December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Debt Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of, premium, if any, and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. If any of the Debt Securities are held by the Depositary, payments of interest to the Depositary may be made by wire transfer to the Depositary. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

             Dated:        SINCLAIR BROADCAST GROUP, INC.


                                           By: _________________________________



             Attest:

                                                             [SEAL]



 ....................................

              Secretary



         (b)  The  form  of  the  reverse  of  the  Debt  Securities   shall  be
substantially as follows:

                         SINCLAIR BROADCAST GROUP, INC.


                 6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2012

         This Debt Security is one of a duly authorized issue of Securities of the Company designated as its "6% Convertible Subordinated Debentures due 2012" (herein called the " Debt Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $________ issued under an indenture (herein called the "Indenture"), dated as of __________, ____, as supplemented by the First Supplemental Indenture thereto, dated as of __________, ____, among the Company and First Union National Bank, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.

         The Indebtedness evidenced by the Debt Securities is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether Outstanding on the date of the Indenture or thereafter, and this Debt Security is issued subject to such provisions. Each Holder of this Debt Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

         The Indenture contains provisions for conversion of the Debt Securities, at the option of the Holder, into shares of Class A Common Stock, par value $.01 per share, of the Company at any time prior to the Maturity Date, at a conversion rate and under circumstances and conditions set forth therein.

         The Debt Securities are subject to redemption at any time on or after December 15, 2000, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice by first-class mail in amounts of $1,000 or an integral multiple of $1,000 or such other denominations as may be authorized by the Company at the following redemption prices (expressed as a percentage of the principal amount), if redeemed during the 12-month period beginning September 15 of the years indicated below (December 15, in the case of 2000):



                    Redemption                                  Redemption
Year                  Price                  Year                 Price
----                  -----                  ----                 -----

2000                  104.20%                2004                   101.80%
2001                  103.60                 2005                   101.20
2002                  103.00                 2006                   100.60
2003                  102.40                 2007 and thereafter    100.00

in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date). If less than all of the Debt Securities are to be redeemed, the Trustee shall select the Debt Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

         Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder's Debt Securities in an amount of $1,000 or integral multiples of $1,000 or such other denominations as may be authorized by the Company, at a purchase price in cash equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

         In the case of any redemption of Debt Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Debt Securities of record as of the close of business on the relevant record date referred to on the face hereof. Debt Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption.

         In the event of redemption of this Debt Security in part only, a new Debt Security or Debt Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal amount of all the Debt Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         If this Debt Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable on the Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Debt
Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         If this Debt Security is a Global Security, except as described below, it is not exchangeable for a Debt Security or Securities in certificated form. The Securities will be delivered in certificated form if (i) the Depositary ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the Securities and a successor depositary is not appointed by the Company within 90 days and (ii) the Company, in its sole discretion, so determines and (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Securities represented by such Global Security and such Event of Default or event continues for a period of 90 days. Upon any such issuance, the Trustee is required to register such certificated Debt Security in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

         The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Debt Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debt Securities at the time Outstanding, on behalf of the Holders of all the Debt Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debt Security.

         No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debt Security at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

         The Debt Securities if issued in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof or such other denominations as may be authorized by the Company. As provided in the Indenture and subject to certain limitations therein set forth, the Debt Securities are exchangeable for a like aggregate principal amount of Debt Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange or redemption of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to and at the time of due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes (subject to provisions with respect to record dates for the payment of interest), whether or not this Debt Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         All terms used in this Debt Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

         (c) The form of conversion notice shall be substantially as follows:



TO SINCLAIR BROADCAST GROUP, INC.:

         The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or a multiple thereof or such other denominations as may be authorized by the Company) designated below, into shares of Class A Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for a fractional share and any Security representing any unconverted principal name has been provided below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the close of business on the related Interest Payment Date, this Notice is accompanied by payment in same day funds, or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal of this Security to be converted (unless this Security has been called for redemption). If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

     Dated:                          .......................................

                                     .......................................
                                                Signature(s)

Signature(s) must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Trustee or agent responsible for conversion, which requirements include the membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, if shares of Class A Common Stock are to be delivered, or Securities are to be issued, other than to and in the name of the registered owner.


 ............................................
         Signature Guarantee



Fill in for registration of shares of Class A Common Stock if they are to be delivered, or Securities if they are to be issued, other than to and in the name of the registered owner:

 ............................................
                (Name)

 ............................................
           (Street Address)

 ............................................
      (City, State and zip code)

(Please print name and address

                  Register:                 ____ Class A Common Stock
                                            ____ Securities

                  (Check appropriate line(s)).

                                              Principal   amount to be converted
                                                       (if less than all):

                                                         $________,000



                                              Social Security or other Taxpayer
                                               Identification Number of owner

         Section 205. Conversion Rights.

         The following is added as Article Fifteen of Indenture following Article Fourteen:

                                "ARTICLE FIFTEEN
                        CONVERSION OF THE DEBT SECURITIES

         Section 1501. Conversion Privilege and Conversion Price. The Holder of any Debt Security will have the right, at the Holder's option, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000 or such other denomination as may be authorized by the Company) into shares of Class A Common Stock at any time prior to Maturity, initially at the conversion price in effect on the Series D Convertible Exchangeable Preferred Stock, par value $.01 per share, of the Company at the date of exchange of the Convertible Exchangeable Preferred Stock for Debt Security (subject to adjustments as described in paragraphs (a), (b), (c), (d), (e), (f) and (i) of
Section 1504 below); provided except that if a Debt Security is called for redemption, the conversion right will terminate on the close of business on the second business day preceding the date fixed for redemption.

         Section 1502. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Debt Security shall surrender such Debt Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained pursuant to Section 1002 of the Indenture, accompanied by written notice to the Company in the form provided in the Debt Security (or such other notice as is acceptable to the Company) at such office or agency that the Holder of Debt Securities elects to convert such Debt Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Debt Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date shall (except in the case of Debt Securities or portions thereof which have been called for redemption) be accompanied by payment in same day funds of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as provided in the immediately preceding sentence, no payment of interest or no adjustment in respect of dividends shall be made upon any conversion of any Debt Security.

         Debt Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debt Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debt Securities as Holders shall cease, and the Person or Persons entitled to receive the Class A Common Stock issuable upon conversion shall be treated for all purposes of the record holder or holders of such Class A Common Stock as and after such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1503.

         In the case of any Debt Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debt Security.

         Section 1503. Fractions of Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of Debt Securities unless the Company determines to issue fractional shares. If more than one Debt Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debt Securities (or specified portions thereof) so surrendered. Instead of any fractional share of such Class A Common Stock which would otherwise be issuable upon conversion of any Debt Security or Debt Securities (or specified portions thereof), the Company may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as hereinafter defined) at the close of business on the day of conversion (or, if such day is not a Trading Day (as hereafter defined), on the Trading Day immediately preceding such day).

         Section 1504. Adjustment of Conversion Price. (a) In case the Company shall pay or make a dividend or other distribution on Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (b) Subject to paragraph (g) of this Section, in case the Company shall pay or make a dividend or other distribution on Common Stock consisting exclusively of, or shall otherwise issue to all holders of any class of Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (determined as provided in paragraph (h) of this Section) on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective.

         (d) Subject to the last sentence of this paragraph (d) and to paragraph
(g) of this  Section,  in case the Company  shall,  by  dividend  or  otherwise, distribute to all holders of any class of Common Stock evidences of its indebtedness, shares of any class of its capital stock, cash or other assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, excluding any dividend or distribution paid exclusively in cash and excluding any dividend or distribution referred to in paragraph (a) of this Section), the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section, to the extent possible. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such rights or warrants or such convertible or exchangeable securities (making any conversion price reduction required by this paragraph (d)) immediately followed by (y) in the case of such shares of Common Stock or such rights or warrants, a dividend or distribution thereof (making any further conversion price reduction required by paragraph (a) and (b) of this Section, except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further conversion price reduction required by paragraph (a) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section).

         (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of any class of Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (d) of this Section or in connection with a transaction to which Section 1511 applies) in an aggregate amount that, together with (A) the aggregate amount of any other distributions to all holders of any class of Common Stock made exclusively in cash within the 12 months preceding the date fixed for the determination of shareholders entitled to such distribution and in respect of which no conversion price adjustment pursuant to this paragraph (e) has been made previously and (B) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of such date of determination of consideration payable in respect of any tender offer by the Company or a Subsidiary for all or any portion of
Common Stock consummated within the 12 months preceding such date of determination and in respect of which no conversion price adjustment pursuant to paragraph (f) of this Section has been made previously, exceeds 12.5% of the product of the Closing Price on such date of determination times the number of shares of Common Stock outstanding on such date, the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph
(h) of this Section) on such date less the amount of cash to be distributed at such time and the amounts referred to in clauses (A) and (B) above applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day after such date.

         (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (A) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the Expiration Time of the other consideration paid in respect of any other tender offer by the Company or a Subsidiary for all or any portion of Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to this paragraph (f) has been made previously and (B) the aggregate amount of any distributions to all holders of any class of Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to paragraph (e) of this Section has been made previously, exceeds 12.5% of the product of the Closing Price immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (x) the product of the Current Market Price (determined as provided in paragraph (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time minus (y) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders upon consummation of such tender offer and the amounts referred to in (A) and (B) above and the denominator shall be the product of (A) such Current Market Price times (B) such number of outstanding shares at the Expiration Time minus the number of shares accepted for payment in such tender offer (the "Purchased Shares" ), such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, that if the number of Purchased Shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this paragraph (f) shall, pending such final determination, be made based upon the preliminarily announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this paragraph (f) shall be made based upon the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

         (g) The reclassification of any class of Common Stock into securities which include securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1511 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of such class of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to such distribution" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section).

         Rights or warrants issued by the Company to all holders of any class of Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights or warrants (i) are deemed to be transferred with such shares of Common Stock,
(ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 1504 not be deemed issued until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the conversion price under this
Section 1504 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any Holders thereof, the conversion price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

         (h) For the purpose of any computation under this paragraph and paragraphs (b), (d) and (e) of this Section, the current market price per share of Common Stock (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days before, and ending not later than, the date in question; provided, however, that if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the 5th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. For the purpose of any computation under paragraph (f) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days commencing on or after the latest (the "Commencement Date") of (x) the date of commencement of the tender offer requiring such computation and (y) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. The closing price for any Trading Day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market's National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market and the term "'ex' date," (A) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (B) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and
(C) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the last time that tenders may be made pursuant to such tender offer (as it shall have been amended).

         (i) The Company may make such reductions in the conversion price, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section, (i) to the extent permitted by law, by any amount for any period of at least 20 days or (ii) as it considers to be advisable (as evidenced by a Board Resolution) in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event. Whenever the conversion price is reduced pursuant to the preceding sentence, the Company shall mail to Holders a notice of the reduction at least 15 days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will take effect.

         (j) No adjustment in the conversion price shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (j)) would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (k) Notwithstanding any other provision of this Section 1504, no adjustment to the conversion price shall reduce the conversion price below the then par value per share of the Class A Common Stock, and any such purported adjustment shall instead reduce the conversion price to such par value. The Company hereby covenants not to take any action to increase the par value per share of the Class A Common Stock.

         Section 1505. Notice of Adjustments of Conversion Price.

         Whenever the conversion price is adjusted as herein provided:

              (a) the Company shall compute the adjusted conversion price in accordance with Section 1504 and shall prepare an Officers' Certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Debt Securities pursuant to Section 1002 of the Indenture; and

              (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register. In the case of any adjustment pursuant to Section 1504(h)(i), such notice shall be mailed at least 15 days before the date the reduced conversion price shall take effect and shall state the reduced conversion price and the period it will be in effect.

         Section 1506. Notice of Certain Corporate Action.

         In case:


              (a) the Company shall declare a dividend (or any other distribution) on Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a conversion price adjustment pursuant to paragraph (e) of Section 1504; or

              (b) the Company shall authorize the granting to the holders of any class of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding shares of capital stock or option for capital stock issued pursuant to a benefit plan for employees, officers or directors of the Company); or

              (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

              (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

              (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained pursuant to Section 1002 of the Indenture, and shall cause to be mailed to all Holders of Debt Securities at their last addresses as they shall appear in the Security Register, at least 21 days (or 11 days in any case specified in clause
(a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).
Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 1506.

       Section 1507. Company to Reserve Class A Common Stock.

         The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Class A Common Stock or out of the Class A Common Stock held in treasury, for the purpose of effecting the conversion of Debt Securities, the full number of shares of Class A Common Stock then issuable upon the conversion of all outstanding Debt Securities.

         Section 1508. Taxes on Conversions.

         The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Debt Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that of the Holder of the Debt Security or Debt Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

         Section 1509. Covenant as to Class A Common Stock.

         The Company covenants that all shares of Class A Common Stock which may be issued upon conversion of Debt Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1508, the Company will pay all taxes, liens and charges with respect to the issue thereof.

         Section 1510. Cancellation of Converted Debt Securities.

         All Debt Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 1507 of the Indenture.

         Section 1511. Provisions of Consolidation, Merger or Sale of Assets.

         In case of any reclassification of the Class A Common Stock, any consolidation of the Company with, or merger of the Company into, any other entity, any merger of any entity into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Class A Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange whereby the Class A Common Stock is converted into other securities, cash or other property, then the Holder of Debt Securities then outstanding shall have the right thereafter, during the period that the Debt Securities shall be convertible, to convert that Debt Security only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Class A Common Stock into which the Debt Securities would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. The kind and amount of securities into or for which the shares of Debt Securities will be convertible or redeemable after consummation of such transaction will be subject to adjustment as described above following the date of consummation of such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing and the surviving corporation in any such transaction agrees in writing to comply with the terms of the foregoing."

       Section 206. Remedies.

         Sections 501 and 502 of the Indenture are hereby replaced with the following for purposes of the Debt Securities only:

         "Section 501. Events of Default.

         "Event of Default", wherever used herein, means any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (a) there shall be a default in the payment of any interest on any Debt Security when it becomes due and payable, and such default shall continue for a period of 30 days;

              (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Debt Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

              (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company under this Indenture applicable to the Debt Securities (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clause (a) or (b) or in clause (ii) or (iii) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (z) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the
         Outstanding Debt Securities; (ii) there shall be a default in the performance or breach of the provisions of Article Eight of the Indenture; or (iii) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 1010 of the Indenture;

              (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

              (e) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

            (f) (i) the Company or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any Restricted Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Restricted Subsidiary or of any substantial part of its respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (v) the Company or any Restricted Subsidiary takes any corporate action authorizing any such actions in this paragraph (i).

         The Company shall deliver to the Trustee within five days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any Default, its status and what action the Company is taking or proposes to take with respect thereto. Unless the Corporate Trust Office of the Trustee has received written notice of an Event of Default of the nature described in this Section, the Trustee shall not be deemed to have knowledge of such Event of Default for the purposes of Article Five or for any other purpose.

         Section 502. Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Sections 501(e) and (f)), shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities Outstanding may, and the Trustee at the request of the Holders of not less than 25% in aggregate principal amount of the Debt Securities Outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on all the Debt Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Debt Securities); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five Business Days after receipt of such notice of acceleration from the Holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Debt Securities by appropriate judicial proceeding. If an Event of Default specified in clause (e) or (f) of Section 501 occurs and is continuing, then all the Debt Securities shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Debt Securities, together with accrued and unpaid interest, if any, to the date the Debt Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. The Trustee or, if notice of acceleration is given by the Holders, the Holders shall give notice to the agent under the Bank Credit Agreement of any such acceleration.

         At any time after such declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Debt Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

              (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                   (i) all sums  paid or  advanced  by the  Trustee  under  this
              Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                   (ii) all overdue interest on all Debt Securities,

                   (iii) the principal of and premium, if any, on any Debt Securities which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Debt Securities, and

                   (iv) to the extent that  payment of such  interest is lawful, interest upon overdue interest at the rate borne by the Debt Securities; and

              (b) all Events of Default, other than the non-payment of principal of the Debt Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 513."

         Section 207. Supplemental Indentures.

         Clauses (a), (b), (c), (d) and (e) of Section 902 of the Indenture are hereby replaced with the following for purposes of the Debt Securities only:


              "(a) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium, if any, payable upon the redemption thereof, or change the coin or currency in which the principal of any Debt Security or any premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

              (b) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 1010 of the Indenture, including, amending, changing or modifying any definitions with respect thereto;

              (c) reduce the percentage in principal amount of the Outstanding Debt Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture or certain defaults;

            (d) modify any of the  provisions of this Section,  Section 513 or
         Section 1009, except to increase the percentage in principal amount of the Outstanding Debt Securities, the consent of whose Holders is required for any such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Debt Security affected thereby;

              (e) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture; or

              (f) amend or modify any of the provisions of this Indenture relating to the subordination or conversion of the Debt Securities in any manner adverse to the Holders of the Debt Securities."


         Section 208. Change of Control.

         Section  1010,  as set forth below,  is added to Article Ten  following
Section 1009:

         "Section 1010. Purchase of Debt Securities upon a Change of Control.

              (a) If a Change of Control shall occur at any time, then each Holder of Debt Securities shall have the right to require that the Company purchase such Holder's Debt Securities in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 100% of the principal amount of such Debt Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described in subsection (c) of this Section (the "Change of Control Offer") and in accordance with the procedures set forth in Subsections (b), (c), (d) and (e) of this Section.

              (b) Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Security Register stating or including:

                 (1) that a Change of Control has  occurred,  the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Debt Securities at the Change of Control Purchase Price;

                   (2) the  circumstances  and  relevant  facts  regarding  such
              Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                   (3) (i) the most  recently  filed Annual  Report on Form 10-K
              (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information that would have been provided had the Company been required to prepare such Forms), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision;

                   (4) that the Change of Control  Offer is being made  pursuant to this Section 1010(a) and that all Debt Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

                   (5) the Change of  Control  Purchase  Date  which  shall be a
              Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

                   (6) the Change of Control Purchase Price;

                   (7) the  names  and  addresses  of the  Paying  Agent and the offices or agencies referred to in Section 1002;

                   (8) that Debt  Securities  must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

                   (9) that the  Change of Control  Purchase  Price for any Debt
              Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

                   (10)  the  procedures  for   withdrawing  a  tender  of  Debt
              Securities and Change of Control Purchase Notice;

                   (11) that any Debt  Security  not tendered  will  continue to accrue interest; and

                   (12) that,  unless the Company defaults in the payment of the
              Change of Control Purchase Price, any Debt Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

              (c) Upon receipt by the Company of the proper tender of Debt Securities, the Holder of the Debt Security in respect of which such proper tender was made shall (unless the tender of such Debt Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Debt Security. Upon surrender of any such Debt Security for purchase in accordance with the foregoing provisions, such Debt Security shall be purchased by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309. If any Debt Security tendered for purchase shall not be so purchased upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Debt Security. Holders electing to have Debt Securities purchased will be required to surrender such Debt Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least two Business Days prior to the Change of Control Purchase Date. Any Debt Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debt Security, without service charge, one or more new Debt Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debt Security so surrendered that is not purchased.

              (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 11:00 a.m. (New York City time) on the Change of Control Purchase Date, deposit with the Paying Agent an amount of cash sufficient to pay the aggregate Change of Control Purchase Price of all the Debt Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Debt Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Debt Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Debt Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Debt Security equal in principal amount to any unpurchased portion of the Debt Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1010, the Company shall choose a Paying Agent which shall not be the Company.

              (e) A Change of Control Purchase Notice may be withdrawn before or after delivery by the Holder to the Paying Agent at the office of the Paying Agent of the Debt Security to which such Change of Control Purchase Notice relates, by means of a written notice of withdrawal delivered by the Holder to the Paying Agent at the office of the Paying Agent or to the office or agency referred to in Section 1002 to which the related Change of Control Purchase Notice was delivered not later than three Business Days prior to the Change of Control Purchase Date specifying, as applicable:

                   (1) the name of the Holder;

                   (2) the certificate number of the Debt Security in respect of which such notice of withdrawal is being submitted;

                   (3) the principal amount of the Debt Security (which shall be
              $1,000  or  an  integral   multiple  thereof  unless  the  Company
              determines to issue Debt Securities in smaller denominations) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted; and

                   (4) the  principal  amount,  if any,  of such  Debt  Security
              (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

              (f) Subject to applicable escheat laws, as provided in the Debt Securities, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Debt Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and
         (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

              (g) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer."

               Section 209.  Redemption of Debt Securities.

                 In accordance with Article Eleven of the Indenture, the following sets forth the terms and conditions on which the Debt Securities may be redeemed:

               "Section 1101.  Rights of Redemption.

              (a) The Debt Securities may be redeemable, at the Company's option, in whole or from time to time in part, at any time on or after December 15, 2000, upon not less than 30 nor more than 60 days' prior notice by first class mail to each Holder of Debt Securities to be redeemed at its address appearing in the Security Register and prior to Maturity at the following redemption prices ("Redemption Prices")
         (expressed as percentages of the principal amount) plus accrued interest to the dated fixed for such redemption (the "Redemption Date") (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

              (b) If redeemed during the 12-month period beginning September 15, in the year indicated (December 15, in the case of 2000), the Redemption Price shall be:


                           Redemption                          Redemption
      Year                  Price         Year                   Price
      ----                  -----         ----                   -----



      2000.............    104.20%       2004................     101.80%
      2001.............    103.60        2005................     101.20
      2002.............    103.00        2006................     100.60
      2003.............    102.40        2007 and thereafter      100.00



         Section 210. Suspension of Payment When Senior Indebtedness in Default.

         Section 1203 (a) of the Indenture is replaced with the following for purposes of the Debt Securities:

               "(a) Unless Section 1202 shall be applicable, upon the occurrence of a Payment Default or non-payment default with respect to Senior Indebtedness pursuant to which the maturity thereof has been accelerated, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of principal of, premium, if any, or interest on, the Debt Securities or any other Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Debt Securities unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Designated Senior Indebtedness with respect to which such Payment Default shall have occurred shall have been discharged or paid in full in cash or Cash Equivalents or in any other form as acceptable to the Holders of Senior Indebtedness, after which the Company shall resume making any and all required payments in respect of the Debt Securities, including any missed payments."

                                  ARTICLE THREE

         Section 301. Continued Effectiveness of Indenture.

         Except as amended hereby, the Indenture shall continue in full force and effect.

         Section 302. Purpose.

         The purpose of this First Supplemental Indenture is to effect the amendments set forth herein. The Company represents and warrants that all the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

         Section 303. Rights of Trustee.

         The Trustee executes this First Supplemental Indenture only on the condition that it shall have and enjoy with respect thereto all of the rights, duties, and immunities as set forth in the Indenture.

         Section 304. Successors and Assigns.

         All covenants and agreements in this First Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether or not so expressed.

         Section 305. Separability Clause.

         In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 306. Benefits of First Supplemental Indenture.

         Nothing in this First Supplemental Indenture or in the related Debt Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders of Debt Securities of any series created on or after the date hereof, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

         Section 307. Governing Law.

         This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

         Section 308. Counterparts.

         The First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


         Section 309. Effect of Headings and Table of Contents.

         The Article and Section headings are for convenience only and shall not affect the construction hereof.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  First
Supplemental Indenture to be duly executed, all as of the day and year first above written.

                                        SINCLAIR BROADCAST GROUP, INC.,
                                        as Issuer


Attest .........................        By:  _______________________________
         Name:                               Name:
         Title:                              Title:




                                        FIRST UNION NATIONAL BANK, as Trustee


                                        By:  _________________________________
                                             Name:
                                             Title:

STATE OF ...........................)
                                    )  ss.:
COUNTY OF ..........................)




         On the day of ______, ____, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he resides at______________ ________ ; that he is of Sinclair Broadcast Group, Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Boards of Directors of such corporation.





(NOTARIAL SEAL)


 ............................................

STATE OF ...........................)
                                    )  ss.:
COUNTY OF ..........................)



         On the day of ______, ____, before me personally came___________ ______, to me known, who, being by me duly sworn, did depose and say that he resides at ___________ ______ ______ ; that he is an authorized officer of First Union National Bank, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.





(NOTARIAL SEAL)


 ............................................